UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2009

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the expiration of the stated term of New Frontier Media, Inc.’s agreement with DirecTV, Inc. (“DirecTV”) regarding the carriage through October 14, 2009 of three of the company’s channels, the material terms of which were previously disclosed by the company in its periodic reports filed with the Securities and Exchange Commission (“SEC”) and the final version of which has been filed with the SEC with the confidential portions redacted as Exhibit 10.05 to the company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007, effective November 1, 2009, DirecTV will continue its carriage of two of such channels.  The terms of DirecTV’s continued carriage of such channels are materially similar to those stated in the now expired agreement, and include DirecTV’s right to discontinue carriage of any of the company’s channel(s) without penalty and with little advance notice.  While there can be no assurance that removal of the third channel will impact the company’s net sales in direct proportion to its contribution to the company’s overall net sales while it was being carried, the loss of the additional channel is expected to have some negative impact on the company’s net sales generated under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer